Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated March 31, 2023, relating to the consolidated financial statements of TeraWulf Inc., appearing in the Annual Report on Form 10-K and Form 10-K/A of TeraWulf Inc. for the year end December 31, 2022.
We also consent to the reference to our firm under the heading “Experts” in such Prospectus.
/s/ RSM US LLP
Minneapolis, Minnesota
September 29, 2023